                     SALOMON BROTHERS HIGH INCOME FUND INC
                 7 WORLD TRADE CENTER NEW YORK, NEW YORK 10048




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                  March 1, 2001



To the Stockholders:


     The Annual Meeting of Stockholders (the "Meeting") of Salomon Brothers High Income Fund Inc (the "Fund") will be held at 7 World Trade Center, New York, New York, in the Downtown Conference Center, on Thursday, April 12, 2001 at 3:00 p.m., New York time, for the purposes of considering and voting upon the following:

       1. The election of directors (Proposal 1); and

       2. Any other business that may properly come before the Meeting.

     The close of business on February 20, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.



                                      By Order of the Board of Directors,



                                      Christina T. Sydor
                                      Secretary


--------------------------------------------------------------------------------
      TO AVOID UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR HOW
  SMALL YOUR HOLDINGS MAY BE.
--------------------------------------------------------------------------------

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:





                            REGISTRATION                                         VALID SIGNATURE
                            ------------                                         ---------------
   CORPORATE ACCOUNTS
   ------------------
   (1) ABC Corp. ...................................................   ABC Corp. (by John Doe, Treasurer)
   (2) ABC Corp. ...................................................   John Doe, Treasurer
   (3) ABC Corp., c/o John Doe, Treasurer ..........................   John Doe
   (4) ABC Corp. Profit Sharing Plan ...............................   John Doe, Trustee

   TRUST ACCOUNTS
   --------------
   (1) ABC Trust ...................................................   Jane B. Doe, Trustee
   (2) Jane B. Doe, Trustee, u/t/d 12/28/78 ........................   Jane B. Doe

   CUSTODIAL OR ESTATE ACCOUNTS
   ----------------------------
   (1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA .........   John B. Smith
   (2) John B. Smith ...............................................   John B. Smith, Jr., Executor

                     SALOMON BROTHERS HIGH INCOME FUND INC
                 7 WORLD TRADE CENTER NEW YORK, NEW YORK 10048


                               ----------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with a solicitation by the Board of Directors of Salomon Brothers High Income Fund Inc (the "Fund") of proxies to be used at the Annual Meeting of Stockholders of the Fund to be held at 7 World Trade Center, in the Downtown Conference Center, New York, New York, on Thursday, April 12, 2001 at 3:00 p.m. New York time (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about March 1, 2001. Stockholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of directors. The close of business on February 20, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. On February 20, 2001, there were 4,969,143 shares of the Fund's Common Stock outstanding.

     In accordance with the Fund's By-Laws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund's Common Stock entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval.

     Salomon Brothers Asset Management Inc ("SBAM"), whose principal business address is 7 World Trade Center, New York, New York 10048, is the Fund's investment adviser. SBAM is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.


                       PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with the Fund's Charter, the Fund's Board of Directors is divided into three classes: Class I, Class II and Class III. At the Meeting, stockholders will be asked to elect two Class I Directors to hold office until the year 2004 Annual Meeting of Stockholders or thereafter when their respective successors are elected and qualified. The terms of office of the remaining Class III and Class II Directors expire at the year 2003 and 2002 Annual Meeting of Stockholders, respectively or thereafter in each case when their respective successors are duly elected and qualified. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

     The persons named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to vote) FOR the election of the nominees named below. All of the nominees for election are currently members of the Fund's Board of Directors and have been previously elected a director by the Fund's stockholders. Each nominee has indicated that he will serve if elected, but if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

     The following table provides information concerning each nominee for election as a director of the Fund:




                                                                                               COMMON STOCK
                                                                                            BENEFICIALLY OWNED,
                                                                                                DIRECTLY OR
                                                                                              INDIRECTLY, ON
                                                                                             DECEMBER 31, 2000
                                                                         DIRECTOR          --------------------
     NOMINEE AND PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS         SINCE      AGE         SHARES(A)
     ------------------------------------------------------------       ---------   ----   --------------------
NOMINEES TO SERVE UNTIL THE YEAR 2004 ANNUAL MEETING OF STOCKHOLDERS
  CLASS I DIRECTORS
Daniel P. Cronin, Member of Audit Committee; Associate General             1993      55            1,000
  Counsel, Pfizer, Inc.
Jeswald W. Salacuse, Member of Audit Committee; Henry J. Braker            1993      63             200
  Professor of Commercial Law and formerly Dean, The Fletcher
  School of Law & Diplomacy, Tufts University.

     The following table provides information concerning the remaining directors of the Fund:




                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED,
                                                                                                  DIRECTLY OR
                                                                                                INDIRECTLY, ON
                                                                                               DECEMBER 31, 2000
                                                                           DIRECTOR          --------------------
     DIRECTORS AND PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS         SINCE      AGE         SHARES(A)
     --------------------------------------------------------------       ---------   ----   --------------------
DIRECTORS SERVING UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS
  CLASS II DIRECTORS
Charles F. Barber, Member of Audit Committee; Consultant; formerly          1993       84            1,000
  Chairman of the Board, ASARCO Incorporated.
Dr. Riordan Roett, Member of Audit Committee; Professor and Director,       1995       62             100
  Latin American Studies Program, Paul H. Nitze School of Advanced
  International Studies, Johns Hopkins University.

DIRECTOR SERVING UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS
  CLASS III DIRECTOR
Heath B. McLendon*, Chairman and President; Managing Director,              1998       67             297
  Salomon Smith Barney Inc., President and Director, SSB Citi Fund
  Management LLC ("SSB Citi") and Travelers Investment Adviser, Inc.;
  Chairman of Smith Barney Strategy Advisers Inc.

----------
* "Interested person" as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(A) The holdings of no director represented more than 1% of the outstanding shares of the Fund's Common Stock as of December 31, 2000. Each nominee and director has sole voting and investment power with respect to the listed shares.

     Each of the nominees and directors also serve as directors of certain other U.S.-registered investment companies, as described below. Mr. McLendon also serves as a director of sixteen other investment companies advised by SBAM, forty-three investment companies managed and/or administered by SSB Citi Funds Management LLC ("SSB Citi"), six investment companies advised by Travelers Investment Management Company and seven investment companies managed by Travelers Asset Management International Corporation. Mr. Barber also serves as a director of twelve other investment companies advised by SBAM, two other investment companies advised by Advantage Advisers, Inc. ("Advantage") and four other investment companies advised by CIBC Oppenheimer Advisers L.L.C. ("CIBC Advisers"). Mr. Cronin also serves as a director of six other investment companies advised by SBAM. Dr. Roett also serves as a director of nine other investment companies advised by SBAM. Mr. Salacuse also serves as a director of nine other investment companies advised by SBAM, one other registered investment company advised by PIMCO Advisors L.P., two other registered investment companies advised by Advantage and one other registered investment company advised by CIBC Advisers.

     At December 31, 2000, directors and officers of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund's Common Stock. To the knowledge of the Fund's management, no person owned of record, or owned beneficially, more than 5% of the Fund's outstanding shares of Common Stock at that date, except that Cede & Co., a nominee for participants in Depository Trust Company, held of record 4,462,681 shares, equal to approximately 90% of the outstanding shares of the Fund's Common Stock.

     The Fund's executive officers are chosen each year at the meeting of the Board of Directors of the Fund immediately following the Annual Meeting of Stockholders, to hold office until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In addition to Mr. McLendon, the present executive officers of the Fund are:




                                                       OFFICER
          NAME                      OFFICE              SINCE     AGE
          ----                      ------             -------    ---
  Peter J. Wilby          Executive Vice President      1993      42
  Thomas K. Flanagan      Executive Vice President      1994      48
  James E. Craige         Executive Vice President      1996      33
  Beth A. Semmel          Executive Vice President      1996      40
  Maureen O'Callaghan     Executive Vice President      1996      36
  Lewis E. Daidone        Executive Vice President      1998      43
                           and Treasurer
  Christina T. Sydor      Secretary                     1998      50

     Mr. Wilby has also been a Managing Director of SBAM and Salomon Smith Barney Inc. ("SSB") since January 1996. Prior to January 1996, he was a Director of SBAM and SSB. Mr. Flanagan has been a Managing Director of SBAM and SSB since December 1998. Prior to December 1998, he was a Director of SBAM and SSB. Mr. Craige has been a Managing Director of SBAM and SSB since December 1998. Prior to December 1998, he was a Director of SBAM and SSB since January 1998 and a Vice President of SBAM and SSB from May 1992 to January 1998. Ms. Semmel has been a Managing Director of SBAM and SSB since 1998. Prior to December 1998, she was a Director of SBAM and SSB since January 1996. From May 1993 to January 1996, she was a Vice President of SBAM and SSB. Ms. O'Callaghan has been a Managing Director of SBAM and SSB since January 2001. She was a Director of SBAM and SSB since January 1998 and a Vice President of SBAM and SSB from October 1988 to January 1998. Mr. Daidone and Ms. Sydor also serve as Managing Directors of SSB. Mr. Daidone has served as Managing Director of SSB since 1990. He is Director and Senior Vice President of SSB Citi and Travelers Investment Advisers, Inc., and is the Senior Vice President, Treasurer and Chief Financial Officer of its mutual fund complex. Ms. Sydor, Managing Director of SSB, joined SSB in 1986. She is General Counsel of SSB Citi and Travelers Investment Advisers, Inc., and is also Secretary of the investment companies sponsored by SSB.


     The Fund's Audit Committee is composed entirely of Directors who are not "interested persons" of either the Fund, SBAM or their affiliates within the meaning of the 1940 Act, and who are "independent" as defined in the New York Stock Exchange listing standards. The Fund's Audit Committee is composed of Messrs. Barber, Cronin, Salacuse and Dr. Roett. The principal functions of the Audit Committee are: (i) to recommend to the Board the appointment of the Fund's independent auditors; (ii) to review with the independent auditors the scope and anticipated cost of their audit; and (iii) to receive and consider a report from the independent auditors concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. This Committee met once during the fiscal year ended December 31, 2000. The Fund has no nominating or compensation committees. The Fund adopted an Audit Committee Charter at a meeting held on May 23, 2000, a copy of which is attached to this Proxy Statement as Exhibit A.


                         REPORT OF THE AUDIT COMMITTEE


     Pursuant to a meeting of the Audit Committee on February 21, 2001, the Audit Committee reports that it has: (i) reviewed and discussed the Fund's audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP ("PwC"), the independent auditors to the Fund, the matters (such as the quality of the Fund's accounting principals and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PwC that it is independent and written disclosures regarding such independence as required by Independence Standards Board Standard No. 1, and discussed with PwC the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Fund's annual report for the Fund's fiscal year ended December 31, 2000.



     During the fiscal year ended December 31, 2000, the Board of Directors met four times. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he was eligible.


     Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to the directors by the Fund, as well as by the various other investment companies advised by SBAM. The following table provides information concerning the compensation paid to each director from the Fund during the fiscal year ended December 31, 2000 and the total compensation paid to each director for the calendar year ended December 31, 2000. Certain of the directors listed below are members of the Audit Committee of the Fund and other committees of certain other investment companies advised by SBAM, and accordingly, the amounts provided in the table include compensation for service on such committees. The Fund does not provide any pension or retirement benefits to directors.

                                                                   TOTAL COMPENSATION
                                                                   FROM THE FUND AND
                                             AGGREGATE                OTHER FUNDS
                                            COMPENSATION            ADVISED BY SBAM
                                           FROM THE FUND         AND ITS AFFILIATES FOR
                                       FOR FISCAL YEAR ENDED      CALENDAR YEAR ENDED
NAME OF DIRECTORS                             12/31/00                  12/31/00
-----------------                     -----------------------   -----------------------
                                                                    DIRECTORSHIPS(A)
Charles F. Barber ...........                  $9,200                 $136,359(13)**
Daniel P. Cronin ............                  $9,200                 $ 57,109(7)
Dr. Riordan Roett ...........                  $9,200                 $ 82,900(10)
Jeswald W. Salacuse .........                  $9,200                 $ 77,900(10)

----------
(A) The numbers in parentheses indicate the applicable number of investment company directorships held by that director.

(**) In addition Mr. Barber received $14,125 in deferred compensation from six investment companies advised by an affiliate of SBAM.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act in combination require the Fund's directors and officers, persons who own more than 10% of the Fund's Common Stock, SBAM, and its directors and officers, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that all relevant persons have complied with applicable filing requirements during its most recently completed fiscal year.


REQUIRED VOTE

     Directors are elected by a plurality of the votes cast by the holders of shares of the Fund's Common Stock present in person or represented by proxy at a meeting at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for directors.

     THE DIRECTORS, INCLUDING THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS," UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTORS.


                      FEES PAID TO INDEPENDENT ACCOUNTANTS

     AUDIT FEES. The fees for the annual audit of the Fund's financial statements by PricewaterhouseCoopers LLP ("PwC") for the fiscal year ended December 31, 2000 were $50,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees billed for financial information systems design and implementation services rendered by PwC to the Fund, SBAM and entities controlled by or affiliated with SBAM that provide services to the Fund for the fiscal year ended December 31, 2000 were $0. The Audit Committee of the Fund has determined that provision of these services is compatible with maintaining the independence of PwC.

     ALL OTHER FEES. The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PwC to the Fund, SBAM and entities controlled by or affiliated with SBAM that provide services to the Fund for the fiscal year ended December 31, 2000 were $1,683,300. The Audit Committee of the Fund has determined that provision of these non-audit services is compatible with maintaining the independence of PwC.

                   PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

     All proposals by stockholders of the Fund which are intended to be presented at the Fund's next Annual Meeting of Stockholders to be held in 2002 must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than November 1, 2001. Any stockholder who desires to bring a proposal at the Fund's 2002 Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to Salomon Brothers High Income Fund Inc, 7 World Trade Center, New York, New York 10048) during the period from January 11, 2002 to February 11, 2002.


                               OTHER INFORMATION

     The Fund's Annual Report containing financial statements for the fiscal year ended December 31, 2000, is available free of charge by writing to the Fund c/o Salomon Brothers Asset Management Inc at the address listed on the front cover, or by calling toll-free 1-888-777-0102.


                        EXPENSES OF PROXY SOLICITATION

     The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. Proxies may also be solicited personally by officers of the Fund and by regular employees of SBAM, or its affiliates, or other representatives of the Fund or by telephone or telegraph, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.


                                OTHER BUSINESS

     The Board of Directors of the Fund does not know of any other matter which may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.


March 1, 2001

                                   EXHIBIT A
                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Fund that may interfere with the exercise of their independence from management and the Fund and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc as such requirements are interpreted by the Board of Directors in its business judgment.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

     1. in its oversight of the Fund's accounting and financial reporting principles and policies and audit controls and procedures;

     2. in its oversight of the Fund's financial statements and the independent audit thereof;

     3. in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

     4. in evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Fund is responsible for the preparation, presentation and integrity of the Fund's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit in accordance with Generally Accepted Auditing Standards. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Fund and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Fund that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

     The outside auditors for the Fund are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

     The outside auditors shall submit to the Audit Committee annually a formal written statement delineating all relationships between the outside auditors and the Fund ("Statement as to Independence") which, in the auditor's professional judgment may be reasonably thought to bear on independence, addressing at least the matters set forth in Independence Standards Board No. 1.

III. Meetings of the Audit Committee: The Audit Committee shall meet at least annually with the outside auditors to discuss the annual audited financial statements and results of their audit. The Audit Committee may request any officer or employee of the Fund or the Fund's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

IV. Duties and Powers of the Audit Committee: To carry our its purposes, the Audit Committee shall have the following duties and powers:

    1. to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

    2. to review the fees charged by the outside auditors for audit and non-audit services;

    3. to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Fund's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

    4. to instruct the auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

    5. to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

    6. to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

       o deficiencies noted in the audit in the design or operation of internal controls;

       o consideration of fraud in a financial statement audit;

       o detection of illegal acts;

       o the outside auditors' responsibility under generally accepted auditing standards;

       o significant accounting policies;

       o management judgments and accounting estimates;

       o adjustments arising from the audit;

       o the responsibility of the outside auditors for other information in documents containing audited financial statements;

       o disagreements with management;

       o consultation by management with other accountants;

       o major issues discussed with management prior to retention of the outside auditors;

       o difficulties encountered with management in performing the audit;

       o the outside auditors' judgments about the quality of the entity's accounting principles; and

       o reviews of interim financial information conducted by the outside auditors; and

    7. with respect to reporting and recommendations, to discuss with the Fund's General Counsel any significant legal matters may have a material effect on the financial statements, the Fund's compliance policies, including material notices to or inquiries received from governmental agencies;

   8. to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Fund's annual proxy statement;

   9. to review this Charter at least annually and recommend any changes to the full Board of Directors; and

   10. to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.